SCHEDULE 14A
                         (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the registrant                                         [X]
Filed by a party other than the registrant                      [ ]

Check the appropriate box:
[X]  Preliminary proxy statement
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                OPTICAL COATING LABORATORY, INC.
        (Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)  Title of each class of securities to which transaction
     applies:
________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:
_________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

_________________________________________________________________

(5)  Total fee paid:
_________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
_________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:
_________________________________________________________________

(3)  Filing Party:
_________________________________________________________________

(4)  Date Filed:
_________________________________________________________________


           L E T T E R  T O  S T O C K H O L D E R S


October 6, 1999


Dear Fellow Stockholders:

Stockholders of record as of September 23, 1999 are encouraged to vote on the enclosed proposal, which amends the Company's
Restated Certificate of Incorporation increasing the total number of authorized shares to accommodate a proposed two-for-one split of the Company's common stock, in the form of a 100% stock dividend, and for other corporate purposes.

The Board of Directors has approved this amendment, subject to stockholder approval, and encourages Stockholders to vote FOR this proposal.

I urge you to sign, date and promptly return the proxy in the enclosed, postage-paid envelope or follow the easy telephone voting instructions at the bottom of your proxy card.

To complete this vote, the Company will hold a special meeting of Stockholders at 8:30 a.m. on Friday, November 5, 1999, at the
Courtyard Marriott, 175 Railroad Street, Santa Rosa, California.

Please note that the only item on the agenda for this meeting will be voting on this amendment. Other than matters directly relating to the proposed amendment, management will be making no presentations at the special meeting. We anticipate that the meeting will take no longer than 10 minutes.

If you decide to attend this special meeting and vote in person, you will of course have that opportunity. Please note that, in anticipation of light attendance, no special parking arrangements have been made, and parking will be limited.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ Charles J. Abbe

Charles J. Abbe
President and
Chief Executive Officer

     2789 NORTHPOINT PARKWAY, SANTA ROSA, CALIFORNIA  95407





                OPTICAL COATING LABORATORY, INC.

            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS



To Our Stockholders:

A special meeting of the Stockholders of Optical Coating
Laboratory, Inc. will be held at the Courtyard Marriott, 175
Railroad Street, Santa Rosa, California on Friday, November 5,
1999, at 8:30 a.m. for the following purposes:

1. To consider and vote upon a proposed amendment to the Company's Restated Certificate of Incorporation to increase the authorized Common Stock from 30,000,000 shares to 100,000,000 shares in order to accommodate the proposed two-for-one split of the Company's Common Stock and for other corporate purposes; and

 2. To transact such other business as may properly come before the meeting.

Only Stockholders of record at the close of business on September
23, 1999 are entitled to notice of, and to vote at, this meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joseph C. Zils

Joseph C. Zils
Secretary

Santa Rosa, California
October 6, 1999

                            IMPORTANT

Whether or not you expect to attend in person, at your earliest convenience we urge you to either sign, date and return the enclosed Proxy or follow the telephone voting instructions at the bottom of your Proxy card. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save the Company the expense and extra work of additional solicitation. A postage paid, pre-addressed envelope is enclosed for that purpose. Sending in your Proxy will not prevent you from voting at the meeting if you desire to do so, as your Proxy is revocable at your option.



                 OPTICAL COATING LABORATORY, INC.
                     2789 Northpoint Parkway
                   Santa Rosa, CA  95407-7397

                     PROXY STATEMENT FOR THE
                 SPECIAL MEETING OF STOCKHOLDERS
                   To Be Held November 5, 1999

This Proxy Statement, which was first mailed to Stockholders on or near October 6, 1999, is furnished in connection with the solicitation of proxies by the Board of Directors of Optical Coating Laboratory, Inc. ("OCLI" or the "Company"), to be voted at a special meeting of the Stockholders of the Company, which will be held at 8:30 a.m. on Friday, November 5, 1999, at the Courtyard Marriott, 175 Railroad Street, Santa Rosa, California, for the purpose set forth in the accompanying Notice of Special Meeting of Stockholders. Stockholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the special meeting or by executing another proxy dated as of a later date.

The cost of solicitation of proxies is to be borne by the Company. Stockholders of record at the close of business on September 23, 1999 will be entitled to vote at the meeting on the basis of one vote for each share held. On September 23, 1999, there were 14,221,054 shares of Common Stock outstanding.

       PROPOSAL: APPROVAL OF AN AMENDMENT TO THE COMPANY'S
              RESTATED CERTIFICATE OF INCORPORATION

The Board of Directors has approved, and is recommending to the Stockholders for approval at the special meeting, an amendment to Article Four of the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock, $.01 par value per share, which the Company is authorized to issue from 30,000,000 to 100,000,000. The Board of Directors determined that this amendment is advisable and should be considered at the special meeting to be held November 5, 1999. The full text of the proposed amendment to the Restated Certificate of Incorporation is set forth below. The Company is currently authorized to issue 100,000 shares of preferred stock, $.01 par value per share, and the proposed amendment will not affect this authorization.

PURPOSES AND EFFECTS OF PROPOSED INCREASE IN THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

The proposed amendment would increase the number of shares of Common Stock, the Company is authorized to issue from 30,000,000 to 100,000,000. The additional 70,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. At September 23, 1999, 14,221,054 shares of Common Stock were outstanding. The Board of Directors believes it is desirable to increase the number of shares of Common Stock the Company is authorized to issue to accomplish the proposed stock split, to reserve an amount of shares sufficient to satisfy the requirements of existing stock option and employee stock purchase plans and to provide the Company with adequate flexibility in the future. Except for the proposed stock split, the Company has no present commitments or agreements to issue additional shares of Common Stock other than with respect to currently reserved shares, in connection with transactions in the ordinary course of the Company's business or shares which may be issued under the Company's stock option and employee stock purchase plans.

Under Delaware law, the proposed stock split cannot occur unless the Stockholders approve the proposed amendment to Article Four of the Company's Restated Certificate of Incorporation. The proposed amendment to Article Four would permit the issuance of additional shares up to the new 100,000,000 maximum authorization without further action or authorization by Stockholders (except as may be required in a specific case by law or the Nasdaq Stock Market rules). The Board believes it is prudent for the Company to have this flexibility. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of Stockholders. The proposed increase in the number of shares of Common Stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.

PURPOSES AND EFFECTS OF THE PROPOSED TWO-FOR-ONE COMMON STOCK
SPLIT

The Board of Directors anticipates that the increase in the number of outstanding shares of Common Stock of the Company resulting from the two-for-one stock split will place the market price of the Common Stock in a range more attractive to investors, particularly individuals. The Common Stock is listed for trading on the Nasdaq Stock Market, and the Company will apply for listing of the additional shares of Common Stock to be issued in the event the proposed stock split is approved. If the proposed amendment is adopted, each Stockholder of record at 8:00 a.m., eastern standard time, on November 8, 1999, would be the record owner of, and entitled to receive, a certificate or certificates representing one additional share of Common Stock, $.01 par value per share, for each share of Common Stock then owned of record by such Stockholder. Consequently, certificates representing shares of Common Stock should be retained by each Stockholder and should not be returned to the Company or to its transfer agent. It will not be necessary to submit outstanding certificates for exchange. In addition, appropriate adjustments will be made to the Company's stock option and employee stock purchase plans.

TAX EFFECT OF THE TWO-FOR-ONE STOCK SPLIT

The Company has been advised by counsel that the proposed stock split would result in no gain or loss or realization of taxable income to owners of Common Stock under existing United States federal income tax laws. The cost basis for tax purposes of each new share and each retained share of Common Stock would be equal to one-half of the cost basis for tax purposes of the corresponding share immediately preceding the stock split. In addition, the holding period for the additional shares issued pursuant to the stock split would be deemed to be the same as the holding period for the original share of Common Stock. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and Stockholders are urged to consult their tax advisors. If Stockholders dispose of their shares after the stock split, they may pay higher brokerage commissions on the same relative interest in the Company because that interest is represented by a greater number of shares. Stockholders may wish to consult their brokers to ascertain the brokerage commission that would be charged for disposing of the greater number of shares. If the proposed amendment is adopted, the Stockholders' equity accounts of the Company would not change. The number of shares of Common Stock issued and outstanding after the split would double.

EFFECTIVE DATE OF PROPOSED AMENDMENT AND ISSUANCE OF SHARES FOR
STOCK SPLIT

The proposed amendment to Article Four of the Restated Certificate of Incorporation of the Company, if adopted by the required vote of Stockholders, will become effective at 8:00 a.m., eastern standard time, on November 8, 1999, the proposed record date for the determination of the owners of Common Stock entitled to receive a certificate or certificates representing the additional shares. Please do not destroy or send your present Common Stock certificates to the Company. If the proposed amendment is adopted, those certificates will remain valid for the number of shares shown thereon and should be carefully preserved by you. The Company expects that the additional shares will be distributed on or about November 30, 1999.

AMENDMENT TO RESTATED RESTATED CERTIFICATE OF INCORPORATION

If approved, Article Four of the Company's Restated Restated
Certificate of Incorporation would be amended and restated as follows:

                          ARTICLE FOUR

     (a) The Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock," and referred to herein either as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively.
The number of shares of Common Stock is 100,000,000 and the number of shares of Preferred Stock is 100,000. The Common Stock and the Preferred Stock shall have a par value of $.01 per share.


VOTING TABULATION AND BOARD RECOMMENDATION

The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote at the meeting is required to approve the proposed amendment. A stockholder who abstains from voting on the proposal will be included in the number of Stockholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the proposal. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion. If the amendment is not approved by the Stockholders, the Company's Restated Certificate of Incorporation, which authorizes the issuance of 30,000,000 shares of Common Stock, will continue in effect, and the two-for-one split of the Common Stock will not take place. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

PROPOSALS OF STOCKHOLDERS

Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2000 Annual Meeting of Stockholders must submit the proposal to the Company no later than November 4, 1999. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

BENEFICIAL OWNERSHIP TABLE

The following table provides certain information as of September 23, 1999, the record date, regarding beneficial ownership of OCLI Common Stock by (i) each person or group who, to OCLI's knowledge, beneficially owns more than 5% of the outstanding shares of OCLI Common Stock; (ii) each director; (iii) the Chief Executive Officer and each of OCLI's four other most highly compensated executive officers (the "Named Executive Officers")(1) for the fiscal year ended October 31, 1998; and
(iv) all directors and executive officers as a group:

DIRECTORS, OFFICERS AND 5% STOCKHOLDERS
_______________________________________

                                                 COMMON STOCK
                                      _______________________________________
                                      NUMBER OF SHARES     PERCENT OF
                                      BENEFICIALLY OWNED(2)OUTSTANDING SHARES
                                      ____________________ __________________
PRINCIPAL STOCKHOLDERS:
OCLI 401(k) Plan (3)                       1,189,020               8.4%
  c/o Optical Coating Laboratory, Inc.
  2789 Northpoint Parkway
  Santa Rosa, California 95407-7397

I.G. Investment Management, Ltd. (4)       1,126,500               7.9%
  One Canada Centre
  447 Portage Avenue
  Winnipeg, Manitoba
  Canada R3C 3B6

DIRECTORS (OTHER THAN THOSE INCLUDED IN
THE NAMED EXECUTIVE OFFICERS GROUP):
Douglas C. Chance(5)                          24,200                *
Shoei Kataoka(6)                               5,000                *
John McCullough(7)                            19,106                *
Julian Schroeder(8)                           32,000                *
Renn Zaphiropoulos(9)                         13,000                *

NAMED EXECUTIVE OFFICERS:
Charles J. Abbe(10)                          249,326               1.7%
Herbert M. Dwight, Jr.(11)                   500,039               3.5%
Joseph Zils(12)                               70,351                *
Kenneth D. Pietrelli (13)                     67,983                *
Stephen E. Myers(14)                          44,845                *



All Directors and Executive Officers
  as a group (16 persons)(15)              1,219,591               8.2%
____________________________________

*      Less than 1%

(1) Reference to Klaus Derge, who was a Named Executive Officer at October 31, 1998, has been deleted from this table, as Mr. Derge resigned his position as an officer of OCLI effective December 31, 1998 and current share ownership of Mr. Derge, if any, cannot be determined.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of September 23, 1999, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Under the terms of the Trust Agreement between the OCLI 401(k) Plan (the "Plan") and T. Rowe Price, Trustee for the Plan (the "Trustee"), the Trustee votes the shares held in the Plan upon instructions given by individual participants as to their vested shares, and in the discretion of the Trustee otherwise.

(4) These securities are owned by various individual and institutional investors which I.G. Investment Management, Ltd. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, I.G. Investment Management, Ltd. is deemed to be a beneficial owner of such securities as of June 30, 1999; however, I.G. Investment Management, Ltd. disclaims that it is, in fact, the beneficial owner of such securities.

(5) Includes 3,000 shares under options exercisable within 60 days of the record date.

(6) Includes 3,000 shares under options exercisable within 60 days of the record date.

(7) Includes 3,000 shares under options exercisable within 60 days of the record date and 106 shares held for the benefit of Mr. McCullough by the OCLI 401(k) Plan.

(8) Includes 3,000 shares under options exercisable within 60 days of the record date.

(9) Includes 3,000 shares under options exercisable within 60 days of the record date.

(10) Includes 239,326 shares under options exercisable within 60 days of the record date.

(11) Includes 32,334 shares under options exercisable within 60 days of the record date and 10,064 shares held for the benefit of Mr. Dwight by the OCLI 401(k) Plan.

(12) Includes 67,851 shares under options exercisable within 60 days of the record date.

(13) Includes 40,403 shares under options exercisable within 60 days of the record date and 10,635 shares held for the benefit of Mr. Pietrelli by the OCLI 401(k) Plan.

(14) Includes 44,678 shares under options exercisable within 60 days of the record date and 167 shares held for the benefit of Mr. Myers by the OCLI 401(k) Plan.

(15) Includes 610,130 shares under options exercisable within 60 days of the record date and 37,187 shares held for the benefit of all officers and directors by the OCLI 401(k) Plan.


                              PROXY

              FOR A SPECIAL MEETING OF STOCKHOLDERS
                OPTICAL COATING LABORATORY, INC.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOSEPH C. ZILS and AGIE NAVARRO (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Courtyard Marriott, 175 Railroad Street, Santa Rosa, Calfornia, at 8:30 a.m. on November 5, 1999 and at any adjournments thereof.

[ ] FOR [ ] AGAINST [ ] ABSTAIN Proposal to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock from 30,000,000 to 100,000,000 shares.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting.

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION
IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.


                ______________________________
                Signature


                ______________________________
                Signature, if held jointly

                Dated:____________________, 1999


IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
_____________________________________________________________________

                     YOUR VOTE IS IMPORTANT!
                YOU CAN VOTE IN ONE OF TWO WAYS:

1.  Vote by telephone, or
2. Mark, sign and date this proxy card and return it promptly in the enclosed envelope.

                  VOTE YOUR PROXY BY TELEPHONE

It's fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by choosing this option, you help OCLI reduce postage and proxy tabulation costs.

OPTION 1: VOTE BY TELEPHONE
          _________________

1. Read the accompanying Proxy Statement.
2. Have your 12-digit control number located on your voting ballot available.
3. Using a touch-tone phone, call the toll-free number shown on the voting ballot.
4. Follow the recorded instructions.

                     YOUR VOTE IS IMPORTANT!

   Vote by telephone and you can vote anytime--24 hours a day.

OPTION 2: VOTE BY MAIL
          ____________

If you prefer, you can vote your shares by returning the enclosed paper ballot in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT IF YOU ARE VOTING
                          BY TELEPHONE.


OCLI Investor Relations
     www.ocli.com